Exhibit 10.2

VERSAILLES SAVINGS & LOAN COMPANY

DEFERRED COMPENSATION PLAN

AS AMENDED AND RESTATED

EFFECTIVE JANUARY 1, 2005

The Board of Directors of Versailles Savings & Loan Company hereby amends and restates the Versailles Savings & Loan Company Deferred Compensation Plan (the “Plan”) effective as of January 1, 2005 in order to establish that all amounts deferred or credited after December 31, 2004 shall be governed by the sub-plan attached as Exhibit D hereto. The Plan was originally effective on December 16, 1998. The purpose of the Plan is to provide deferred income and retirement benefits for its directors and any officers selected by the Board of Directors. The Plan is not tax-qualified under Section 401 of the Code, and is unfunded and primarily for a select group of management or highly compensated employees within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE I

Definitions

The following words and phrases, when used in the Plan with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise.

1.1 “Acceptance” shall mean acceptance, by the Committee, of a Deferral Election Form, a Distribution Election Form, or an Investment Election Form (which acceptance shall be presumed unless, within ten business days of delivery of a Participant’s election to a Director, the Committee provides the Participant with a written notice detailing the reasons for its rejection).

1.2 “Account” shall mean shall mean a bookkeeping account maintained by the Company in the name of each Participant.

1.3 “Affiliate” shall mean any “parent corporation” or “subsidiary corporation” of the Company, as the terms are defined in Section 424(e) and (f), respectively, of the Code.

1.4 “Beneficiary” shall mean the person or persons whom a Participant may designate as the beneficiary of the Participant’s Benefits under Article II, and shall mean the Participant’s estate in the absence of a valid designation. A Participant’s election of a Beneficiary shall be made on the Distribution Election Form, shall be revocable by the Participant during his or her lifetime, and shall be effective only upon its Acceptance by the Committee.

1.5 “Benefits” shall mean any and all benefits that are or may become payable under Article II of the Plan.

1.6 “Board” shall mean the Board of Directors of the Company.

1.7 “Change in Control” shall mean (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Company; (ii) the execution of an agreement for a merger, consolidation, or other transaction of the Company whereby the Company is not the surviving entity; (iii) a change of control of the Company, as defined or determined under the regulations or policies of the Company’s primary regulator; (iv) the acquisition, directly or indirectly, of the beneficial ownership within the meaning of that term as it is used in Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting proxies or securities of the Company by any person, trust, entity, or group. This limitation shall not apply to a transaction in which either the Company merely converts to stock form or forms a holding company or up to 30% of any class of securities of the Company are purchased by a tax-qualified employee stock benefit plan of the Company or any Affiliate. The term “person” refers to an individual or a corporation, partnership, trust, bank, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed here. References herein to the “Company” shall also refer to any company that at any future time becomes the owner of more than 50% of the Company’s assets or securities.

1.8 “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.9 “Committee” shall mean any committee that the Board may appoint to administer and effectuate the Plan. The Committee shall act only by a majority of its members, and may act through meetings or written consents. Notwithstanding the foregoing, the Board may at any time act in lieu of the Committee with respect to any action that the Committee may take pursuant to the Plan.

1.10 “Common Stock” shall mean the common stock, if any, of the Company, but shall mean common stock of a holding company of the Company if one is formed for that purpose independently of a Change in Control.

1.11 “Company” shall mean Versailles Savings & Loan Company, and any successor to its interest.

1.12 “Deferrals” shall mean any Participant-directed deferrals that occur pursuant to Section 2.3 hereof.

1.13 “Deferral Election Form” shall mean the form attached hereto as Exhibit “A”.

1.14 “Director” shall mean a member of the Board.

1.15 “Distribution Election Form” shall mean the form attached hereto as Exhibit “B”.

1.16 “Effective Date” shall mean December 16, 1998.

1.17 “Employee” shall mean any person to whom the Company or an Affiliate pays “wages” that are reportable to the Internal Revenue Service on Form W-2 (or a successor form thereto).

1.18 “Investment Election Form” shall mean the form attached as Exhibit “C”.

1.19 “Just Cause” shall mean misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violations or any law, rule or regulation (other than traffic violation of similar offenses), or final cease-and-desist orders.

1.20 “Participant” shall mean (i) an individual who serves as a Director of the Company on the Effective Date, regardless of whether or not the Director is an Employee, and (ii) any Director or Employee whom the Board specifically selects for participation in the Plan after the Effective Date, provided that an Employee shall be eligible for Plan participation only if the Employee is a member of a select group of the management or highly compensated Employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.21 “Plan” shall mean this Versailles Savings & Loan Company Deferred Compensation Plan.

1.22 “Plan Year” shall mean the one-year period that begins each January 1, except the initial Plan Year shall begin on the Effective Date and end on December 31, 1998.

1.23 “ROAE” shall mean the return-on-average-equity for the Company and its Affiliates as determined by the Committee in accordance with generally accepted accounting principals, but subject to the Committee’s discretion to take into account or disregard extraordinary financial events impacting the Company or its Affiliates.

1.24 “Trust” shall mean the trust created under the Trust Agreement.

1.25 “Trust Agreement” shall mean the agreement entered into between the Company and the Trustee, pursuant to the terms hereof.

1.26 “Trustee” shall mean the person(s) or entity appointed by the Board pursuant to the Trust Agreement to hold legal title to the Plan Assets for the purposes set forth herein.

1.27 “Year of Service” shall mean each full year of a Participant’s service, measured from the date a Participant initially commences such service, as a Director or Employee of the Company or an Affiliate (but disregarding service as an emeritus or advisory director).

ARTICLE II

Credits to Accounts: Life Insurance

2.1 Initial Credits. On the Effective Date, the Company shall make the following credits to the Accounts of Participants: (i) the Account for each non-Employee Director will receive a credit equal to the product of $1,494 and the number of Years of Service of the Director; and (ii) the Account for the Employee-Director will receive a credit equal to the product of $5,103 and the number of his Years of Service.

2.2 Future Credits. On each December 31st after 1998, the Company shall make a credit to the Account of each Participant who is on that date serving as a Director or Employee. The amount of each credit will equal the following percentages of the cash compensation that a Participant earns during the calendar year to which the credit relates: 24% for a non-Employee Director; 8% for an Employee-Director.

2.3 Deferrals. Each Participant may elect, on the Deferral Election Form, to make Deferrals by directing that his or her fees, salary, bonuses, or other cash compensation be reduced on a pre-tax basis. Participants may elect to defer up to 25 % of their salary and up to 100 % of any board fees or cash bonuses. Such elections shall (i) be irrevocable until the end of the calendar year in which they are made, and (ii) be effective on the January 1st following their Acceptance; provided that a Participant may elect to have an election take effect as soon as administratively practicable with respect to cash compensation that the Participant may receive in the future and as to which the Participant currently has no legal right or claim. As soon as practicable after the end of each pay period, the Company shall credit each Participant’s Account with any Deferrals that occurred during the pay period.

2.4 Investment Return. At the end of each calendar year during which a Participant’s Account has a positive value, the Company shall credit the average balance credited to the Participant’s Account during the year with an investment return equal to the highest annual return that the Company is paying, on January 1 of the particular year, on certificates of deposit having a term of one year or less, unless the Participant has previously elected, on the Investment Election Form, to have such investment return equal the Company’s actual ROAE for that year. Such elections shall be irrevocable until the effective date of a superseding election, and shall be effective on the January 1st following their Acceptance. In the event of a stock conversion or mutual holding company reorganization by the Company, each Participant may elect to have his or her Account credited with the total return on the resulting Common Stock.

2.5 Short-swing Profit Rule. If the Company were to sell stock as part of a conversion or mutual holding company reorganization and if a Participant elects to have his or her Account appreciate or depreciate based on changes in the value of the Common Stock, the effectiveness of any investment election that the Participant makes shall be deferred until the next following date on which said election would not result in an “opposite way” transaction for purposes of SEC Rule 16b3. For purposes of this paragraph, an “opposite way” transaction means an election that affects a “sale” of the Common Stock by a Participant within six months of an election that affects a “purchase” (and vice versa), whether under this Plan or another plan maintained by the Company. This six-month “opposite way” rule will not apply, however, if the Participant elects to receive a distribution in connection with either his or her death or termination of the Participant’s service with the Company.

ARTICLE III

Vesting: Distributions from Accounts

3.1 Vesting. Each Participant shall at all times be fully vested in his or her Account; provided that if a Participant’s service as an Employee or Director terminates due to Just Cause, the Participant shall automatically forfeit the portion of his or her Account that is not attributable to Deferrals.

3.2 In-Service Hardship Distributions. If the Participant or a member of the Participant’s immediate family (or a dependent of the Participant) should suffer one or more of the following unforeseen hardships, the Participant may apply to the Committee for a withdrawal of all or part of the vested portion of his or her Account:

(i)	extraordinary medical expenses, or

(ii)	other unforeseeable and severe financial hardships that the Committee may generally recognize.

The Committee shall have sole and complete discretion over whether or not to grant a Participant’s request for a hardship withdrawal, provided that (i) the Committee shall make its decisions in a uniform and nondiscriminatory manner, and (ii) the Participant who requests a withdrawal shall abstain from participation in, and voting on, such request. If the Committee approves a withdrawal, the Company shall pay the approved amount to the Participant as soon as practicable, and shall treat said amount as a pro-rata reduction from each measure of investment return then in effect under Section 2.4 hereof.

3.3 Post-Termination Distributions. The Company shall pay a Participant’s Account in the medium selected by the Participant on the Distribution Election Form, in substantially equal annual payments over a period of five years, beginning as soon as administratively practicable following the Participant’s termination of employment for any reason other than Just Cause or death; provided that a Participant may elect on the Distribution Election Form to have his or her Account paid in an immediate lump sum distribution or in annual payments over a period not exceeding 10 years.

3.4 Distribution Elections. In order to be effective, Acceptance of a Participant’s Distribution Election Form must occur either (i) more than one year before the date on which the Participant’s service as an Employee terminates for any reason or (ii) within 30 days of the Participant’s initial commencement of Plan participation, or (iii) more than 90 days before the closing of a Change in Control. In the event a Participant files more than one valid Distribution Election Form, the most recent valid election shall supersede any and all prior elections. Nevertheless, Beneficiary designations made pursuant to executed Election Forms shall be revocable during the Participant’s lifetime and a Participant may, by submitting an effective superseding Election Form at any time and from time to time, prospectively change the designated Beneficiary and the manner of payment to a Beneficiary.

3.5 Death Benefits. If a Participant dies before receiving all Benefits payable pursuant to Section 3.3, then the remaining vested balance of the Participant’s Account shall be distributed in a lump sum to the Participant’s Beneficiary as soon as administratively practicable following the date of the Participant’s death; provided that a Participant may specify on the Distribution Election Form the distribution period elected by the Participant pursuant to Section 3.3 hereof.

3.6 Change in Control. In the event of a Change in Control, the Company and the Participant have the right to mutually agree to limit payments that they might consider excess “golden parachute payments” as defined under §§280G and 4999 of the Code.

ARTICLE IV

Source of Benefits

4.1 General Rule. Benefits accumulated under the Plan shall constitute an unfunded, unsecured promise by the Company to provide such payments in the future, as and to the extent such Benefits become payable. Benefits accumulated under the Plan shall be paid from the general assets of the Company, and no person shall, by virtue of this Plan, have any interest in such assets, other than as an unsecured creditor of the Company. For any Plan Year during which a Trust is maintained, (i) the Trustee shall inform the Committee annually prior to the commencement of each fiscal year as to the manner in which such Trust assets shall be invested, and (ii) the Committee shall, as soon as practicable after the end of each calendar quarter, provide the Trustee with a schedule specifying the amount of any Trust contribution that is attributable to the Participant’s Account. The Company shall also, at least annually, provide the Trustee with a schedule specifying the amounts payable to each Participant, and the time for making such payments. All interest, dividends, and realized gain/losses on Trust assets will be taxed to the Company.

4.2 Trust Funding on Change in Control. In the event of a Change in Control, the Company shall contribute to the Trust an amount sufficient to provide the Trust with assets having an overall value equivalent to the value of the aggregate Account balances under the Plan.

ARTICLE V

Recordkeeping; Plan Expenses

The Committee shall be responsible for maintaining all Accounts, with particular reference to contribution sources and allocating gains and losses (at least quarterly), and shall prepare Account reports for the Participants and the Company. The Committee in its discretion may appoint or remove a third-party recordkeeper. The Company shall pay all expenses associated with the Plan and the Trust.

ARTICLE VI

Assignment

Except as otherwise expressly provided by this Plan, it is agreed that neither the Participant nor his or her Beneficiary, to include the Participant’s executors and administrators, heirs, legatees, distributees, and any other person or persons claiming any benefits under him or her under this Plan, shall have any right to assign, transfer, pledge, hypothecate, sell, transfer, alienate and encumber or otherwise convey the right to receive any Benefits hereunder, which Benefits and the rights thereto are expressly declared to be nontransferable. The right to receive Benefits under this Plan shall likewise not be subject to execution, attachment, garnishment, sequestration or similar legal, equitable or other process to the benefit of the Participant’s creditors. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Participant’s rights to receive Benefits under this Plan or the levy of any attachment, garnishment or similar process thereupon, shall be null and void and without effect.

ARTICLE VII

No Retention of Services

The Benefits payable under this Plan shall be independent of, and in addition to, any other compensation payable by the Company to a Participant, whether in the form of fees, bonus, retirement income under employee benefit plans sponsored or maintained by the Company or otherwise. This Plan shall not be deemed to constitute a contract of employment between the Company and any Participant.

ARTICLE VIII

Rights of Participants and Beneficiaries

The rights (if any) of Participants and their Beneficiaries under this Plan shall be solely those rights of unsecured creditors of the Company.

ARTICLE IX

Reorganization

The Company agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Company herein set forth. The Company further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this Article IX, without having made adequate provision for the fulfillment of its obligation hereunder.

ARTICLE X

Amendment and Termination

The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall, without the written consent of an affected Participant, alter or impair either the vested balance credited to the Participant’s Account or any rights that the Participant has accrued under the Plan.

ARTICLE XI

State Law

This Plan shall be construed and governed in all respects under and by the laws of the State of Ohio, except to the extent preempted by federal law. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

ARTICLE XII

Headings; Gender

Headings and subheadings in this Plan are inserted for convenience and reference only and constitute no part of this Plan. This Plan shall be construed, where required, so that the masculine gender includes the feminine.

ARTICLE XIII

Interpretation of the Plan

The Committee shall have sole and absolute discretion to administer, construe, and interpret the Plan, and the decisions of the Committee shall be conclusive and binding on all affected parties, unless such decisions are arbitrary and capricious.

ARTICLE XIV

Disputes: Legal Fees

14.1 Generally. Any controversy or claim that arises under this Plan and cannot be settled by the parties shall be addressed solely in the federal or state courts located in Versailles, Ohio or in the closest jurisdiction thereto if no state or federal court exists in Versailles, Ohio at the time of such review.

14.2 Reimbursement of Legal Fees. In the event that any dispute arises between the Participant and the Company as to the terms or interpretation of this Plan, whether instituted by formal legal proceedings or otherwise, including any action that the Participant takes to enforce the terms of this Plan or to defend against any action taken by the Company or an Affiliate, the Participant shall be reimbursed for all costs and expenses, including reasonable attorneys’ fees, arising from such dispute, proceedings or actions, provided that the Participant shall obtain a final judgement or settlement substantially in favor of the Participant either in a court of competent jurisdiction or in binding arbitration under the rules of the American Arbitration Association or in a written settlement of the dispute. Such reimbursement shall be paid within ten (10) days of Participant’s furnishing to the Company written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Participant.

14.3 Indemnification. To the maximum extent allowed by law, the Company shall indemnify each member of the Committee and each Trustee who is a Director or Employee for any loss arising from their actions under the Plan and Trust; provided that such indemnification shall not occur for actions that constitute Just Cause.

ARTICLE XV

Duration of Plan

Unless terminated earlier in accordance with Article XV, this Plan shall remain in effect during the term of service of the Participants and until all Benefits payable hereunder have been made.

Plan Exhibit “A”

VERSAILLES SAVINGS & LOAN COMPANY

DEFERRED COMPENSATION PLAN

Deferral Election Form

AGREEMENT, made this ___ day of ________, 20_____, by and between the undersigned participant (the “Participant”) in the Versailles Savings & Loan Company Deferred Compensation Plan (the “Plan”) and Versailles Savings & Loan Company (the “Company”).

WHEREAS, the Company has established the Plan, and the Participant is eligible to participate in said Plan.

NOW THEREFORE, it is mutually agreed as follows:

1. The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to defer the receipt of:

____% of the Participant’s base salary (up to 25%).

____% of the Participant’s director’s fees, bonuses or other cash compensation (up to 100%).

2. Unless the Participant checks this space ______ thereby designating the next January 1st as this election’s effective date, this election will supersede any prior election and will take effect as soon as practicable hereafter (but only with respect to future compensation as to which the Participant has no current legal right or claim through the rending of services).

3. This election will continue in force until either the effective date of a superseding election by the Participant, or until the Participant terminates service with the Company, or until the Plan is terminated by appropriate corporate action, whichever shall first occur.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:	PARTICIPANT

Witnessed by:	VERSAILLES SAVINGS & LOAN COMPANY

By
A member of the Board

Plan Exhibit “B”

VERSAILLES SAVINGS & LOAN COMPANY

DEFERRED COMPENSATION PLAN

Distribution Election Form

AGREEMENT, made this _____ day of __________, 20___, by and between the undersigned participant (the “Participant”) in the Versailles Savings & Loan Company Deferred Compensation Plan (the “Plan”), and Versailles Savings & Loan Company (the “Company”) with respect to distribution of the Participant’s benefits under the Plan.

NOW THEREFORE, it is mutually agreed as follows:

1. Form of Payment Generally. The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to have his or her Account distributed as follows:

☐	in a lump sum.

☐	in substantially equal annual payments over a period of ___ years.

2. Timing of Payment. Payment of a Participant’s first annual installment from his or her Account shall occur as soon as administratively practicable after the Participant terminates service with the Company. Payment of any subsequent annual installments shall be occur no later than March 31 of each calendar year thereafter.

3. Medium of Payment. Any benefits payable to the Participant shall be paid –

☐	in cash only;

☐	in cash and any shares of common stock of the Company (or its holding company, if one is formed) that are held in the Plan’s grantor trust for the Participant’s benefit.

4. Form of Payment to Beneficiary. In the event of the Participant’s death, his or her Account shall be distributed —

☐	in one lump sum payment.

☐	in accordance with the payment schedule selected in paragraph l hereof (with payments made as though the Participant survived to collect all benefits, and as though the Participant terminated service on the date of his or her death, if payments had not already begun).

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Deferred Compensation Plan

Distribution Election Form

5. Designation of Beneficiary. In the event of the Participant’s death before he or she has collected all of the benefits payable under the Plan, the Participant hereby directs that any survivorship benefits payable under Article III of the Plan be distributed to the beneficiary or beneficiaries designated under subparagraphs a and b of this paragraph 5 in the medium elected pursuant to paragraph 3 above:

a. Primary Beneficiary. The Participant hereby designates the person(s) named below to be his or her primary beneficiary and to receive the balance of any unpaid benefits under the Plan.

Name of Primary Beneficiary	Mailing Address	Percentage of Death Benefit
%
%

b. Contingent Beneficiary. In the event that the primary beneficiary or beneficiaries named above are not living at the time of the Participant’s death, the Participant hereby designates the following person(s) to be his or her contingent beneficiary for purposes of the Plan:

Name of Contingent Beneficiary	Mailing Address	Percentage of Death Benefit
%
%

6. Effect of Election. The elections made in paragraphs 1, 2 and 3 hereof shall become irrevocable on the earlier of (1) the Participant’s death, (2) the date one year before the Participant first becomes entitled to receive a distribution under Article III of the Plan, and (3) the date 90 days before a Change in Control. The Participant may, by submitting an effective superseding Distribution Election Form at any time and from time to time, prospectively change the beneficiary designation and the manner of payment to a Beneficiary. Such elections shall, however, become irrevocable upon the Participant’s death.

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Deferred Compensation Plan

Distribution Election Form

7. Mutual Commitments. The Company agrees to make payment of all amounts due the Participant in accordance with the terms of the Plan and the elections made by the Participant herein. The Participant agrees to be bound by the terms of the Plan, as in effect on the date hereof or properly amended hereafter.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:	PARTICIPANT

Witnessed by:	VERSAILLES SAVINGS & LOAN COMPANY

By
A duly authorized Committee Member

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Plan Exhibit “C”

VERSAILLES SAVINGS & LOAN COMPANY

DEFERRED COMPENSATION PLAN

Investment Election Form

WHEREAS, Versailles Savings & Loan Company (the “Company”) has established the Versailles Savings & Loan Company Deferred Compensation Plan (the “Plan”), and the undersigned participant therein is eligible to make an investment election pursuant to Article II of said Plan.

NOW THEREFORE, the Participant hereby elects as follows:

1. The Participant directs that any amounts credited to his or her account under the Plan will appreciate or depreciate from the effective date hereof, as though they were invested as follows:

____% in one-year certificates of deposit of the Company.

____% in a fund having a yield equal to the Company’s most recent ROAE

2. The investment election made in the prior paragraph shall be effective on the next following January 1st, and shall remain in effect until the December 31st that immediately follows the Committee’s receipt of a properly executed superseding investment election by the Participant.

IN WITNESS WHEREOF, the Participant has executed this form on the ___ day of ___ 20____.

Witnessed by:	PARTICIPANT

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